Exhibit 99.1

Kinetic Seas Incorporated Announces Uplisting to the OTCQB® Venture Market

Move Enhances Company’s Visibility, Credibility, and Access to Broader Investor Base

Schaumburg, IL – November 29, 2024 – Kinetic Seas Incorporated (OTC: KSEZ), a leader in Artificial Intelligence (AI) consulting and infrastructure solutions, is pleased to announce that the Company has been approved by OTC Markets Group, Inc. (“OTC Markets”) to quote its securities on the OTCQB® Venture Market (‘OTCQB”) under the ticker symbol “KSEZ”. This move aligns with Kinetic Seas’ commitment to operational excellence and financial transparency as it continues to deliver cutting-edge AI solutions to businesses across diverse industries.

The Company expects to begin trading on the OTCQB on or around December 2, 2024. Kinetic Seas provides a suite of AI consulting services and infrastructure solutions designed to integrate practical AI tools into real-world business applications. With this uplisting, Kinetic Seas is poised to benefit from greater credibility and visibility within the public markets, facilitating its mission of making AI solutions accessible and impactful for its growing client base.

Key Benefits of the OTCQB®:

Increased Credibility and Transparency

Kinetic Seas’ transition to the OTCQB demonstrates its dedication to higher standards of transparency, accountability, and financial disclosure. Companies on the OTCQB are required to provide timely, audited financial statements and undergo annual verifications, enhancing investor confidence and trust. This enhanced transparency reinforces Kinetic Seas’ standing as a reliable partner for businesses seeking advanced AI solutions.

Broader Access to Institutional and Retail Investors

With its uplisting, Kinetic Seas gains exposure to a broader investor base, including institutions and investors who may have previously been restricted from trading Pink Sheet stocks. The OTCQB’s reputation as a respected marketplace allows Kinetic Seas to attract investors seeking stable, growth-oriented companies with innovative offerings in AI consulting and infrastructure solutions. This expanded access supports Kinetic Seas’ vision of growth and market leadership in the AI space.

Improved Liquidity and Stock Valuation Potential

Trading on the OTCQB typically offers enhanced liquidity and tighter bid-ask spreads compared to the Pink Sheets. For Kinetic Seas shareholders, this means potentially lower trading costs and a more favorable valuation as investor interest grows. As Kinetic Seas expands its market reach and product innovation, this uplisting provides an optimal foundation for future growth and shareholder value.

“This uplisting to the OTCQB is a significant milestone for Kinetic Seas,” said Edward Honour, CEO of Kinetic Seas Incorporated. “It reflects our commitment to the highest standards of financial reporting and investor transparency. As we work to deliver practical AI solutions that drive efficiency and innovation for businesses, we believe this move will create meaningful value for our clients, investors, and all stakeholders.”

About Kinetic Seas Incorporated

Based in Schaumburg, Illinois, Kinetic Seas Incorporated specializes in AI consulting and infrastructure solutions. The company is dedicated to enabling businesses to harness the transformative potential of AI in their everyday operations. Kinetic Seas’ offerings include customized AI consulting, AI-driven process automation, and scalable infrastructure solutions tailored to meet the evolving needs of its clients.

For more information about Kinetic Seas Incorporated, please visit www.KineticSeas.com.

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Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements." The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Forward-looking statements are subject to numerous conditions, many of which are beyond the company's control, including those set forth in the Risk Factors section of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on April 10, 2024, and its most recent Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024, and any other SEC filings, as amended or updated from time to time. Copies of the Company's filings with the SEC are available on the SEC's website at www.sec.gov/edgar/searchedgar/companysearch. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Jeffrey Lozinski

Chief Operating Officer, Director

Kinetic Seas Incorporated

Email: jlozinski@KineticSeas.com

Phone: 888-901-8806

Contact Information:

Kinetic Seas Incorporated

1501 Woodfield Rd, Suite 114E

Schaumburg, IL 60173

www.kineticseas.com

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